UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2014 (February 7, 2014)

Clark Acquisition, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35974	90-1028472
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(Address of principal executive offices) (Zip Code)

(602) 778-8700

(Registrant’s telephone number, including area code)

Cole Real Estate Investments, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On February 7, 2014, American Realty Capital Properties, Inc., a Maryland corporation (“ARCP”), completed its acquisition (the “Merger”) of Cole Real Estate Investments, Inc., a Maryland corporation (“Cole” or the “Company”), pursuant to that certain Agreement and Plan of Merger, dated as of October 22, 2013 (the “Merger Agreement”), by and among ARCP, Clark Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of ARCP (“Merger Sub”), and Cole, pursuant to which Cole merged with and into Merger Sub, with Merger Sub surviving the Merger as a wholly owned subsidiary of ARCP (the “Surviving Company”).

On February 7, 2014, in connection with the Merger, Cole REIT III Operating Partnership, LP, a Delaware limited partnership (“Borrower”) repaid in full all indebtedness, liabilities and other obligations under, and terminated, the Amended and Restated Credit Agreement, dated as of June 3, 2013 (the “Credit Agreement”), among Borrower, the lenders from time to time party thereto, and Bank of America, N.A. (“BOA”), as administrative agent, swing line lender and L/C issuer, other than Borrower’s obligations in respect of that certain ISDA Master Agreement, dated as of June 25, 2013 and the ISDA Schedule to the Master Agreement, dated as of June 25, 2013, as amended, with respect to which Borrower has entered into a separate arrangement with BOA unrelated to the Credit Agreement. Cole did not incur any material early termination penalties as a result of such termination.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.02 is incorporated herein by reference.

The Merger became effective at 8:00 a.m. Eastern Time on February 7, 2014 (the “Effective Time”), as specified in the Articles of Merger filed with the State Department of Assessments and Taxation of Maryland and the Certificate of Merger filed with the Secretary of State of the State of Delaware.

In connection with the consummation of the Merger, each share of common stock, par value $0.01 per share, of Cole (“Cole Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares owned by ARCP, any subsidiary of ARCP or any wholly owned subsidiary of Cole, was converted into the right to receive either (i) 1.0929 shares of common stock, par value $0.01 per share, of ARCP (the “Stock Consideration”) for those stockholders of Cole who made a valid stock election or who did not make a valid stock or cash election on or prior to the election deadline in accordance with the terms of the Merger Agreement or (ii) $13.82 in cash (the “Cash Consideration” and together with the Stock Consideration, the “Merger Consideration”) for those stockholders of Cole who made a valid cash election pursuant to the Merger Agreement.

In addition, as provided in the Merger Agreement, immediately prior to the Effective Time, (i) the vesting of outstanding Cole restricted share units (“RSUs”) was accelerated, and the shares of Cole Common Stock deemed to be issued in settlement thereof were deemed to be entitled to receive the Merger Consideration, and (ii) outstanding Cole performance share units (“PSUs”) vested based on the average of the target and maximum payout percentages set forth under the terms of the applicable award agreements, and the shares of Cole Common Stock deemed to be issued in settlement thereof were deemed to be entitled to receive the Merger Consideration, in each case, in accordance with the cash or stock elections made by the holders thereof pursuant to the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Cole’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2013, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the New York Stock Exchange (the “NYSE”) was notified that the Merger had been completed and that each outstanding share of Cole Common Stock was converted pursuant to the Merger into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. Cole requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of shares of Cole Common Stock. Shares of Cole Common Stock were delisted and removed from trading on the NYSE prior to the open of trading on February 7, 2014.

In addition, ARCP intends to file with the SEC a certification and notice of termination on Form 15 requesting that shares of Cole Common Stock be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Cole’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Cole Common Stock be suspended.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Items 1.02, 2.01 and 3.01 is incorporated herein by reference.

At the Effective Time, holders of shares of Cole Common Stock outstanding immediately prior to the Effective Time ceased to have any rights as stockholders of Cole, other than the right to receive the Merger Consideration in accordance with the Merger Agreement, and holders of RSUs and PSUs outstanding immediately prior to the Effective Time ceased to have any rights as stockholders of Cole, other than the right to receive the Merger Consideration for the shares of Cole Common Stock deemed to be issued in respect thereof. Accordingly, such holders no longer have any interest in Cole’s future earnings or growth.

Item 5.01. Changes in Control of Registrant

As a result of the Merger, a change of control of Cole occurred on February 7, 2014, and Cole merged with and into a direct, wholly owned subsidiary of ARCP. ARCP’s sources of funds for the Merger consisted of ARCP common stock and the proceeds from a private offering of senior unsecured notes.

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, the directors of Merger Sub, as of the Effective Time, became the directors of the Surviving Company. In connection therewith, each of the members of the Board of Directors of Cole (the “Board”) voluntarily resigned from the Board effective immediately prior to the Effective Time. The members of the Board immediately prior to the Effective Time were: Christopher H. Cole, Marc T. Nemer, Thomas A. Andruskevich, Scott P. Sealy, Sr. and Leonard W. Wood. These resignations were not a result of any disagreements between Cole and the current directors on any matter relating to Cole’s operations, policies or practices.

At the Effective Time, executive officers of Cole resigned from their positions, including the following: Christopher H. Cole, Executive Chairman of the Board, Marc T. Nemer, Chief Executive Officer, Jeffrey C. Holland, President and Chief Operating Officer, Kimberly J. Smith, Executive Vice President, General Counsel and Secretary, and Simon J. Misselbrook, Senior Vice President of Accounting and Principal Accounting Officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Effective Time, by virtue of the Merger, the certificate of formation and limited liability company agreement of Merger Sub, as in effect immediately prior to the Effective Time, became the certificate of formation and limited liability company agreement of the Surviving Company.

Item 8.01. Other Events.

“Stub Period” Dividend

Pursuant to the Merger Agreement, on February 7, 2014, ARCP and Cole each paid a “stub period” dividend to their respective stockholders for the period since their most recent record date through the last business day prior to the closing of the Merger. The amount of such “stub period” dividend paid by Cole was $0.01285714 per share.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 22, 2013, by and among American Realty Capital Properties, Inc., Clark Acquisition, LLC and Cole Real Estate Investments, Inc. (filed as Exhibit 2.1 to Cole’s Current Report on Form 8-K filed with the SEC on October 23, 2013 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2014

CLARK ACQUISITION, LLC

By:	AMERICAN REALTY CAPITAL PROPERTIES, INC., its sole member

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer and Chairman of the Board of Directors